SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 22, 2022 (June 16, 2022)
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2022 and effective July 1, 2022, the Board of Directors (the “Board”) of Synovus Financial Corp. (“Synovus”) voted to increase the size of the Board from thirteen to fifteen directors and appointed John H. Irby and Alexandra Villoch to fill the resulting vacancies.

Mr. Irby, age 60, is a commercial real estate investor and attorney with Atlanta-based Wilson Brock & Irby, LLC, specializing in commercial real estate transactions, corporate transactions, commercial litigation, and general business matters. He has practiced law for over thirty years and is also the managing partner of Tall Pines Properties, LLC and Equity Resource Partners, LLC, entities which are engaged in the acquisition, management, and redevelopment of commercial real property and timberland in the Southeast. Mr. Irby currently serves as a director of a number of boards, including the Georgia Lottery Corporation, the Georgia Historical Society Endowment Trust, and W.C. Bradley Company. His past board service includes service on the boards of the Georgia Department of Corrections, Darlington School, Atlanta Steeple Chase, and the Bradley-Turner Foundation Board, among others.

Ms. Villoch, age 64, is the Chief Executive Officer of the Baptist Health Foundation (the “Foundation”), a part of Baptist Health South Florida (“Baptist Health”), one of the largest regional healthcare systems in the Southeast. In her role as CEO, she leads the Foundation’s philanthropic efforts in support of Baptist Health’s investment in clinical research, technology, and patient support services. In addition, Ms. Villoch leads Baptist Health’s government and community relations division and hospitality and international patient divisions. She has served in this role since June 2019. Prior to that time and since 2014, Ms. Villoch served as East Region Publisher for The McClatchy Company (“McClatchy”), a national news media company, overseeing all print and digital operations for newspapers throughout the eastern United States, including newspapers within Synovus’ footprint, and leading the custom publishing and commercial printing operations in the region. As a part of her role, Ms. Villoch also led certain of the media company’s strategic objectives, including the strategic transition to digital and the strategy related to the Spanish language in the company’s service of its diverse South Florida community. Prior to that time and for nine years, she served in a number of other leadership positions at McClatchy.

Ms. Villoch currently serves as a director and executive committee member of The Beacon Council, Miami Dade County’s economic development agency, and chair emeritus of the One Community One Goal Initiative for Miami Dade County. Her past board service includes service on the boards of Big Brothers and Big Sisters of Miami Dade County, Miami Dade College Foundation, and the United Way of Miami Dade County, among others.

There are no arrangements or understandings between either of Mr. Irby or Ms. Villoch and any person pursuant to which either individual was selected as director. There are no actual or proposed transactions between either of Mr. Irby or Ms. Villoch or any of his or her immediate family members and Synovus that would require disclosure under Item 404(a) of Regulation S-K in connection the appointment as a director of Synovus. The Board has affirmatively determined that each of Mr. Irby and Ms. Villoch qualifies as an independent director as defined by the listing standards of the New York Stock Exchange and the categorical standards of independence set by the Board.

As of the date of the appointment, Mr. Irby and Ms. Villoch are entitled to receive the compensation and participate in the plans applicable to Synovus’ directors, as set forth more particularly on Exhibit 10.1 to Synovus’ Quarterly Report on Form 10-Q filed with the SEC on May 3, 2022. In addition, each of Mr. Irby and Ms. Villoch will enter into Synovus’ standard indemnification agreements, a form of which was filed as Exhibit 10.1 to Synovus’ Current Report on Form 8-K filed with the SEC on July 26, 2007. Except as set forth above, there is no other material plan, contract or arrangement in which either individual will participate in connection with his or her appointment.

The Company issued a press release on June 22, 2022, announcing the appointment of Mr. Irby and Ms. Villoch to the Board. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit No.	Description

	99.1	Synovus press release dated June 22, 2022

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: June 22, 2022	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel